Exhibit 10.23

RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT (this “Agreement”), dated as of May 13, 2019 (the “Effective Date”), is entered into by and between CEFF US Holdings, LLC, a Delaware limited liability company (“CEFF”), and AppHarvest, Inc., a Delaware corporation (“AppHarvest”) (each of CEFF and AppHarvest being sometimes hereinafter referred to individually as a “Party” and together as the “Parties”).

RECITALS

A.            AppHarvest and an Affiliate of CEFF have entered into that certain Asset Purchase and Sale Agreement, dated as of the date hereof (the “APA”), pursuant to which the seller thereto has agreed to sell and assign to the buyer thereto, and the buyer thereto has agreed to purchase and accept from the seller thereto, certain assets related to or associated with a proposed sixty (60)-acre controlled environment agriculture facility in Rowan County, Kentucky (the “Project”).

B.            As part of the consideration for the closing of the transactions contemplated by the APA, AppHarvest desires to grant to CEFF and its Affiliates a right of first refusal to participate in certain third-party equity financing transactions initiated by AppHarvest and its Affiliates with respect to Potential Projects (as defined below) within the Restricted Area (as defined below), in each case as described in further detail below and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1            Defined Terms. Capitalized terms used in this Agreement (including in the recitals hereto) without other definition shall have the following meanings:

“Affiliate” of a specified Person shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. For purposes of the immediately preceding sentence, “control” shall mean the ability to control or effect the day to day management and control of the Person or a fifty percent (50%) or greater beneficial ownership interest in the partnership interests, member interests or voting stock of the Person.

“Agreement” has the meaning given in the Preamble.

“APA” has the meaning given in the Recitals.

“AppHarvest” has the meaning given in the Preamble.

“Business Day” shall mean a day other than Saturday and Sunday on which national banks are not required or authorized by law or executive order to close in the state of New York.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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“CEFF” has the meaning given in the Preamble.

“Confidential Information” has the meaning given in Section 6.1.

“Default” has the meaning given in Section 4.1.

“Effective Date” has the meaning given in the Preamble.

“Exercise Notice” has the meaning given it in Section 2.2.2.

“Financing” has the meaning given it in Section 2.1.

“Financing Party” has the meaning given it in Section 2.2.1.

“Governmental Authority” shall mean any (a) national, state, county, municipal or local government (whether domestic or foreign) or any political subdivision thereof, (b) any court or administrative tribunal, (c) any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity of competent jurisdiction, or (d) any arbitrator with authority to bind a party at law.

“Indemnifying Party” has the meaning given in Section 5.1.

“Master Lease” means that certain Master Lease Agreement, dated as of the date hereof, by and between AppHarvest Morehead Farm, LLC, an Affiliate of AppHarvest, and Morehead Farm, LLC, an Affiliate of CEFF.

“Offer Notice” has the meaning given it in Section 2.2.1.

“Party” or “Parties” has the meaning given in the Preamble.

“Person” shall mean any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Potential Project” means a controlled environment agriculture facility for the growth and sale of [***].

“Potential Project Transaction” has the meaning given in Section 2.2.3.

“Project” has the meaning given in the Recitals.

“Related Parties” has the meaning given in Section 5.1.

“Restricted Area” means all areas within [***] miles of the Project.

“ROFR Period” has the meaning given in Section 2.2.2.

“ROFR Term” has the meaning given in Section 2.1.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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“ROFR Transaction Documents” has the meaning given in Section 2.2.3.

“Third Party Transaction” has the meaning given in Section 2.2.4.

1.2            Other Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning ascribed to such terms in the APA.

ARTICLE 2
RIGHT OF FIRST REFUSAL

2.1            Right of First Refusal. Subject to the terms and conditions specified in this Article 2, from the Effective Date until the five (5)-year anniversary of the Effective Date (the “ROFR Term”), CEFF shall have a right of first refusal to act as the financier for any Potential Project of AppHarvest or an Affiliate of AppHarvest within the Restricted Area (each, a “Financing”).

2.2            Offer Notice.

2.2.1            During the ROFR Term, if AppHarvest or any Affiliate of AppHarvest (the “Financing Party”) receives a bona fide offer from a third party for the Financing of a Potential Project, AppHarvest will deliver written notice of such proposed Financing to CEFF (the “Offer Notice”) not less than [***] before entering into any definitive documentation with such third party related to the proposed Financing or Potential Project. The Offer Notice will include all relevant information necessary for CEFF to make an informed decision about exercising its rights under this Agreement with respect to such proposed Financing, including the proposed terms and conditions of the Financing and any other information reasonably requested by CEFF. During the ROFR Period, the Financing Party shall promptly provide such additional information as is reasonably requested by CEFF in order to evaluate such proposed Financing.

2.2.2            Upon its receipt of the Offer Notice and any associated information required to be delivered with such Offer Notice, CEFF shall have the right, but not the obligation, for a period of [***] following its receipt of the Offer Notice (the “ROFR Period”), to elect to participate in the Financing on the terms and conditions in the Offer Notice, as provided in this Agreement. In order to exercise this right, CEFF shall send a written notice to the Financing Party within the ROFR Period (an “Exercise Notice”).

2.2.3            Upon the Financing Party’s receipt of an Exercise Notice, the Financing Party and CEFF shall engage in exclusive, good faith negotiations to reach agreement with respect to such a transaction related to such Potential Project (each, a “Potential Project Transaction”) for a period of [***] thereafter, during which time the Financing Party and CEFF shall engage in good faith negotiations to execute definitive documentation evidencing such Potential Project Transaction (“ROFR Transaction Documents”).

2.2.4            If the Financing Party and CEFF are unable to reach agreement on the ROFR Transaction Documents within the applicable period set forth above, then the Financing Party shall have the right to finance such Potential Projects on its own, or for [***] the Financing Party shall have the right to enter into a transaction related to such Potential Project with a third party (each, a “Third Party Transaction”) as long as the terms and conditions related to such Third Party Transaction are on materially better terms, in the aggregate, than those last offered by CEFF. If the Financing Party is unable to enter into a Third Party Transaction within the applicable [***] period, then such Potential Project will be subject again to this Section 2.2.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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2.2.5            If CEFF either delivers a written notice that it does not want to participate in the Financing or does not deliver an Exercise Notice within the ROFR Period, then the Financing Party shall have the right, in its sole discretion, notwithstanding the other provisions of this Agreement, to finance the Potential Project on its own or to enter into a Third Party Transaction as long as the terms and conditions related to such Third Party Transaction are the same as or better than those included in the Offer Notice.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of AppHarvest. AppHarvest hereby represents and warrants to CEFF as of the Effective Date as follows:

(a)            Organization. AppHarvest is a corporation duly formed, validly existing and in good standing under the laws of the state of its formation, and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business it presently conducts and contemplates conducting, and is and will be duly qualified to do business and in good standing under the laws of each other jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

(b)            Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered by AppHarvest, and, assuming the due and valid execution and delivery of this Agreement by CEFF, constitutes a legal, valid and binding obligation of AppHarvest and is enforceable against AppHarvest in accordance with its terms, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(c)            No Approvals or Consents. AppHarvest is not required to give any notice, make any filing, or obtain any consent or approval to execute, deliver or perform this Agreement or to consummate the transactions and undertakings contemplated hereby.

(d)            No Violations. The execution, delivery and performance by AppHarvest of this Agreement does not, and the consummation of the transactions and undertakings contemplated hereby will not, (i) violate the organizational or constituent documents of AppHarvest, (ii) violate or be in conflict with, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, any contract to which AppHarvest is a party or by which any of the properties or assets of AppHarvest are or may be bound, or (iii) violate any applicable law, governmental permit, authorization or consent applicable to AppHarvest.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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3.2            Representations and Warranties of CEFF. CEFF hereby represents and warrants to AppHarvest as of the Effective Date as follows:

(a)            Organization. CEFF is a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business it presently conducts and contemplates conducting, and is and will be duly qualified to do business and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

(b)            Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered by CEFF, and, assuming the due and valid execution and delivery of this Agreement by AppHarvest, constitutes a legal, valid and binding obligation of CEFF and is enforceable against CEFF in accordance with its terms, except as such enforceability may be limited or denied by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and the enforcement of debtors’ obligations generally and (ii) general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

(c)            No Approvals or Consents. CEFF is not required to give any notice, make any filing, or obtain any consent or approval to execute, deliver or perform this Agreement or to consummate the transactions and undertakings contemplated hereby.

(d)            No Violations. The execution, delivery and performance by CEFF of this Agreement does not, and the consummation of the transactions and undertakings contemplated hereby will not, (i) violate the organizational or constituent documents of CEFF, (ii) violate or be in conflict with, or constitute a default (or any event that, with or without due notice or lapse of time, or both, would constitute a default) under, any contract to which CEFF is a party or by which any of the properties or assets of CEFF are or may be bound, or (iii) violate any applicable law, governmental permit, authorization or consent applicable to CEFF.

ARTICLE 4
DEFAULT AND TERMINATION

4.1            Default. A Party shall be in default under this Agreement if (“Default”):

(a)            any representation or warranty made by or on behalf of such Party under this Agreement proves to be inaccurate as of the date made, and such Party fails to cure the inaccuracy within [***] after receiving written notice from the other Party specifying the inaccuracy;

(b)            such Party fails to perform any material obligation under this Agreement, and such Party fails to cure the non-performance within [***] after receiving written notice from the other Party specifying the non-performance; provided, that if such failure is not reasonably capable of being cured within such [***] cure period, such Party shall have an additional period of time as is reasonably necessary to cure such failure, but in no event longer that [***];

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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(c)            such Party admits in writing its inability to pay its debts as they become due, commences a bankruptcy, insolvency, receivership, or similar proceeding, or makes a general assignment for the benefit of creditors; or

(d)            such Party becomes a debtor in a bankruptcy, insolvency, receivership, or similar proceeding commenced by a third party that is not dismissed within [***] after commencement.

4.2            Rights Upon Default. Upon the occurrence of a Default, the Party not in Default shall have the right to immediately terminate this Agreement upon written notice to the other Party and/or pursue the dispute resolution procedures set forth in Section 7.2 to enforce the provisions of this Agreement and to seek all damages incurred by the non-Defaulting Party arising out of such Default.

4.3            Surviving Obligations. In the event this Agreement is terminated pursuant to this Article 4, the provisions of this Agreement shall survive to the extent necessary to enforce or complete the duties, obligations or responsibilities of the Parties hereunder arising prior to termination. Without limiting the immediately preceding sentence, the following provisions shall survive termination: Article 4 (Default and Termination); Article 5 (Indemnity and Limitations on Liability); Article 6 (Confidentiality); Article 7 (Governing Law and Dispute Resolution); and Article 8 (Miscellaneous).

ARTICLE 5
INDEMNITY AND LIMITATIONS ON LIABILITY

5.1            Indemnity. To the fullest extent permitted by applicable law, each Party (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party and such Party’s Affiliates, together with their respective members, shareholders, managers, directors, officers, and employees (collectively, in each case “Related Parties”), from any and all claims, demands, actions, causes of action, suits, liabilities, direct damages, losses, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and court costs incurred in enforcing this indemnity and otherwise) asserted against Related Parties, or any of them, by any third party, whether meritorious or not, arising out of or related to (a) a breach of this Agreement by the Indemnifying Party or its Related Parties and (b) the negligence, willful misconduct, fraud or intentional misrepresentation by the Indemnifying Party or its Related Parties in connection with this Agreement, including, without limitation, the performance of any of its duties hereunder. The indemnity provisions of this Article 5 shall survive the expiration or termination of this Agreement.

5.2            Limitations on Liability.

5.2.1            Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, neither Party shall be liable to the other Party for any special, incidental, indirect, or consequential damages or any loss of profits; loss of opportunity; and increased financing costs, except damages attributable to a Party’s gross negligence, fraud or willful misconduct, or arising from such Party’s indemnification obligations under Section 5.1.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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5.2.2            All indemnities against, releases from, and limitations on liability, and limitations on remedies expressed in this Agreement, as well as waivers of rights, including, but not limited to, subrogation rights, shall apply even in the event of the fault, negligence, or strict liability (but not the gross negligence, fraud or willful misconduct) of the Party indemnified or released or whose liability is limited or against whose remedies have been limited and shall extend to the partners, officers, directors, employees, licensers, agents, subcontractors, vendors and related entities of such Party.

ARTICLE 6
CONFIDENTIALITY

6.1            Confidential Information. Each Party shall keep confidential, except as may be approved in writing by the other Party, or as may be necessary for the proper discharge by a Party of its duties under this Agreement, or as may be necessary to be disclosed to taxing authorities and accountants preparing a Party’s tax reports and filings, or as may be required under Applicable Law, (a) the terms and provisions of this Agreement, (b) any and all information received by or in the possession of a Party relating to the other Party’s business which is either non-public, confidential or proprietary, or (c) any and all analyses, compilations, data, studies or other documents prepared by or for the other Party relating to any Potential Project (the “Confidential Information”). Notwithstanding the foregoing, either Party may disclose Confidential Information to (i) prospective parties providing financing with respect to, the Potential Projects, (ii) CEFF’s current investors, or (iii) CEFF’s potential investors; provided, however, that each Party shall inform each of such Persons of the confidential nature of such information and of that Party’s obligations of confidentiality in respect thereof and such Party shall be responsible for any breach of such obligations by any recipients of such Confidential Information.

6.2            Confidentiality Exceptions.

6.2.1            Each Party shall be entitled to the extent necessary for the performance of its respective duties hereunder to allow access to details relating to the business of the other Party exclusively to such of its or its Affiliates’ employees and consultants who are directly concerned with the carrying out of its duties under this Agreement; provided, however, that each Party shall inform each of such Persons of the confidential nature of such information and of such Party’s obligations of confidentiality in respect thereof, and such Party shall be responsible for any breach of such obligations by any recipients of such Confidential Information.

6.2.2            The Parties shall have no obligation with respect to any Confidential Information, as applicable, which (a) is or becomes publicly known through no act of the receiving Party, (b) is approved for release by written authorization of the disclosing Party, or (c) is required to be disclosed by the receiving Party pursuant to a legal process (so long as the receiving Party uses commercially reasonable efforts to avoid disclosure of such information, and prior to furnishing such information, the receiving Party notifies the disclosing Party and gives the disclosing Party the opportunity to object to the disclosure and/or to seek a protective order, at the sole cost and expense of the disclosing Party). Nothing in this Agreement shall bar the right of either Party to seek and obtain from any court injunctive relief against conduct or threatened conduct which violates this Article 6.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 7
GOVERNING LAW AND DISPUTE RESOLUTION

7.1            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any laws thereof which would direct application of law of another jurisdiction.

7.2            Disputes.

7.2.1            The Parties shall attempt in good faith to resolve promptly any dispute arising out of or relating to this Agreement, including through any specific dispute resolution processes provided for elsewhere in this Agreement, including those provided for in this Section 7.2. Any Party may give the other Party a written notice of any dispute not so resolved in the normal course of business or through any specific dispute resolution processes provided for elsewhere in this Agreement. Within [***] after delivery of such notice, representatives of the Parties with full settlement authority shall meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute.

7.2.2            If the dispute has not been resolved by negotiations within [***] following the notice provided for in Section 7.2.1, or if the Parties fail to meet within the [***] period set forth in Section 7.2.1, then each of the Parties hereby irrevocably consents and agrees that any legal action or proceedings with respect to this Agreement shall be brought in any state or federal court within New York County, New York having subject matter jurisdiction arising under this Agreement. By execution and delivery of this Agreement and such other documents executed in connection herewith, each Party hereby (a) accepts the exclusive jurisdiction of the aforesaid courts, (b) irrevocably agrees to be bound by any final judgment (after any and all appeals) of any such court with respect to such documents, (c) irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue of any action or proceeding with respect to such documents brought in any such court, and further irrevocably waives, to the fullest extent permitted by law, any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum, (d) agrees that services of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address set forth in Section 8.1, or at such other address of which the Parties have been notified, and (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

7.2.3            EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT.

7.2.4            Nothing contained this Section 7.2 or otherwise herein shall restrict the availability to any Party of specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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ARTICLE 8
MISCELLANEOUS

8.1            Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given only if delivered personally, by email transmission, or by reputable national overnight courier service to the Parties at the following office addresses, email addresses, as applicable:

If to CEFF, to:	CEFF US Holdings, LLC
c/o Controlled Environment Foods Fund, LLC
[***]
Telephone:	[***]
Email:	[***]
Attention:	General Counsel

If to AppHarvest, to:	AppHarvest, Inc.
401 W. Main Street, Suite 321
Lexington, Kentucky 40507
Telephone:	[***]
Email:	[***]
Attention:	Jonathan Webb, CEO

Notices, requests and other communications shall be deemed given upon the first to occur of such item having been: (a) delivered personally to the address provided in this Section 8.1; (b) delivered by confirmed email transmission to the email address provided in this Section 8.1; or (c) delivered by reputable national overnight courier service in the manner described above to the address provided in this Section 8.1 (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 8.1). Any Party from time to time may change its office address, email address or other information for the purpose of notices to that Party by giving written notice specifying such change to the other Party, or to such other address as the Party to whom notice is addressed may have furnished to the other Party in writing in accordance herewith. Each such notice, request or communication shall be effective when so delivered by hand, email, or courier service.

8.2            Assignment. The Parties agree that, subject to the terms and conditions of this Agreement, no Party may assign or transfer any of its rights and obligations under this Agreement without the prior written approval of the other Party, such approval not to be unreasonably withheld, conditioned or delayed. Any attempted assignment or delegation in violation of this Section 8.2 shall be null and void and shall be ineffective to relieve the assigning Party of its obligations hereunder.

8.3            Amendment. No amendment, modification, or alteration of the terms and conditions of this Agreement hereof shall be binding to the Parties unless it is in writing, dated subsequent to the Effective Date and duly executed by both Parties.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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8.4            Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes and cancels all previous agreements, negotiations, commitments, both oral and written, between the Parties pertaining to the matters provided herein, except for the Confidentiality Agreement.

8.5            Severability. The invalidity of any Section (or portion thereof) of this Agreement shall not affect the validity of the remaining portions of this Agreement, all of which shall continue in full force and effect and shall be construed as if the invalid Section (or portion thereof) had not been inserted.

8.6            Headings. The headings of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

8.7            No Waiver. No delay of any Party in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on any Party shall be deemed to be a waiver of the obligation of the other Party or of the right of such first Party to take further action without notice or demand; and no right, power or remedy conferred in this Agreement or otherwise shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available in law, by statute or otherwise.

8.8            Further Assurances. Each of the Parties shall use commercially reasonable efforts to give such further assurances, provide such further information, take such further actions and execute and deliver such further documents and instruments to give full effect to the provisions of this Agreement. In addition, each of the Parties shall provide such reasonable assistance as the other Party may request in order to comply with any securities laws or rules of any recognized stock exchange or self-regulatory authority applicable to such Party or its Affiliates.

8.9            Several Obligations. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be several and not joint or collective and shall be borne by each Party as set forth herein.

8.10            Public Announcements. No Party may make or issue any press release, public announcement, or statement regarding this Agreement or the Project without the consent of the other Party, which consent shall not be unreasonably withheld. However, no such consent shall be required if a Party is required to issue or make any press release, public announcement, or statement by applicable law or judicial proceeding, or by governmental order, decree, regulation or rule, or by the listing requirements of the stock exchange on which a Party or any of its Affiliates is listed; provided, however, that the Party making such a required disclosure shall make good faith efforts to advise the other Party of the same as soon as reasonably practicable, and reasonably cooperate with such other Party in its efforts, if any, to obtain confidential treatment.

8.11            Non-Recourse. The obligations of the Parties under this Agreement are obligations of the Parties only, and no recourse shall be available hereunder against any Affiliate or Related Parties of any Party.

8.12            Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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8.13            Interpretation. As used in this Agreement: (a) the singular number shall include the plural, and vice versa; (b) where a word or phrase is specifically defined, other grammatical forms of such word or phrase have corresponding meanings; (c) the words “herein,” “hereunder” and “hereof” refer to this Agreement, taken as a whole, and not to any particular provision of this Agreement; (d) “including” means “including without limitation,” and other forms of the verb “to include” are to be interpreted similarly; (e) all references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made; (f) the term “shall” is understood to be mandatory, meaning must, and the term “may” is understood to be permissive; and (g) reference to any applicable law shall mean any such applicable law as amended through the date as of which such reference is made and shall include any rules or regulations promulgated in connection therewith.

[Signature page follows.]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

CEFF

CEFF US HOLDINGS, LLC

By:	/s/ R. Thomas Amis
Name:	R. Thomas Amis
Title:	Principal

[Signature Page to ROFR Agreement]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

APPHARVEST

APPHARVEST, INC.

By:	/s/ Jonathan Webb
Name:	Jonathan Webb
Title:	CEO

[Signature Page to ROFR Agreement]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.